UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 18, 2010

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia	24011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of HomeTown Bankshares Corporation (the “Company”) held on May 18, 2010 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.	Election of Directors. Eight persons were nominated by the Board of Directors for election as directors of the Company, serving varying terms as indicated below. Each nominee was elected and the final results of the votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
To serve until the 2011 Annual Meeting:
George B. Cartledge, Jr.	1,867,225	5,850	45,360
Warner Dalhouse	1,856,425	16,650	45,360
Victor F. Foti	1,866,425	6,650	45,360

To serve until the 2012 Annual Meeting:
Daniel D. Hamrick	1,867,225	5,850	45,360
Edward G. Murphy	1,864,625	8,450	45,360
William R. Rakes	1,867,025	6,050	45,360

To serve until the 2013 Annual Meeting:
Susan K. Still	1,867,225	5,850	45,360
James M. Turner, Jr.	1,865,825	7,250	45,360

2.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,720,971	74,402	77,702	45,360

3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,846,821	6,352	19,902	45,360

Item 8.01.	Other Events.

HomeTown Bankshares Corporation’s Board of Directors approved a 10 percent stock dividend payable on July 19, 2010 to shareholders of record on June 18, 2010. The details of the stock dividend are included in the Company’s Press Release dated May 18, 2010 filed as Exhibit 99 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION

Date: May 18, 2010	By:	/S/ CHARLES W. MANESS, JR.
Charles W. Maness, Jr.,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release